Exhibit 10.1

Independent Bankers’ Bank of Florida

ESCROW AGREEMENT

This Escrow Agreement is entered into and effective this              day of                     , 2005, by and between Partners Financial Corporation (the “Company”) and the Independent Bankers’ Bank of Florida (“Escrow Agent” or “Agent”).

WITNESSETH:

WHEREAS, the Company, proposes to offer for sale up to 1,500,000 units consisting of 1,500,000 shares of its $0.01 par value common stock (the “Common Stock”) and 1,500,000 Warrants to purchase one share of Common Stock (the “Units”), which Units, shares, and Warrants shall be registered under the Securities Act of 1933, as amended. Units will be sold in a public offering (“Offering”) at a price of $10.00 each. The minimum subscription per subscriber is 1,000,000 units and the minimum total subscriptions which must be received are for 1,000,000 Units;

WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds (‘Payments”) received by the Company from investor(s) who are subscribing to purchase Units in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company’s Prospectus and Subscription Agreements thereto, dated                     , 2005;

WHEREAS, the Offering will terminate at 5:00 p.m. Eastern Time, on                     , 2005, unless extended by the Company for up to an additional              days (“Initial Offering Period”), and, if during the Initial Offering Period the minimum number of Units have been subscribed to, the Offering will continue until the earlier of the termination of : (i) the Initial Offering Period, (ii) the cancellation of the Offering by the Company; or (iii) the sale of 1,500,000 Units.

NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

(1) The Company hereby appoints and designates the Escrow Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the Units described herein. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent’s name as an endorser of such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent’s name appears and which is used in connection with such offering.

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620

(2) The Company shall deliver all payments received in purchase of the Units (the “Subscription Funds”) to the Escrow Agent (Independent Bankers’ Bank of Florida, Attn. Investment Services Group) in the form in which they are received by noon of the next business day after their receipt by the Company, and the Company shall deliver to the Escrow Agent within five (5) calendar days copies of written acceptances of the Company for Units in the Company for which the Subscription Funds represent payment. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Subscription Agreements for each subscriber, along with such subscriber’s name, address, number of Units subscribed and social security or taxpayer identification number.

(3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

(4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return due dishonored Subscription Funds to the Company in the form in which they were delivered.

(5) Should the Company elect to accept a subscription for less than the number of Units shown in the purchaser’s Subscription Agreement, by indicating such lesser number of Units on the written acceptance of the Company transmitted to the Escrow Agent, the Agent shall deposit such payment in the escrow account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed Units accepted by the Company as shown in the Company’s written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

(6) Definitions as used herein:

(a) “Total Receipts” shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to Paragraph (2) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof and (ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

(b) “Expiration Date” shall mean 5:00 p.m., Eastern Time, on                     , 2005; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected to extend the offering to a date not later than              days thereafter, then the Expiration Date shall mean 5:00 p.m., Eastern Time, on the date to which the offering has been extended. The Company will notify the Escrow Agent of the effective date of the Offering Circular as soon as practicable after such date has been determined.

(c) “Closing Date” shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

(d) “Escrow Release Conditions” shall mean that (i) the Company has not canceled the Offering, (ii) that Partners Bank has received an order of approval from the Office of Thrift Supervision to charter Partners Bank as well as an order of approval for deposit insurance from the FDIC, and (iii) that Partners Bank has received authorization to open for business from the Office of Thrift Supervision.

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620

(7) If, on or before the Expiration Date, the Total Receipts held by the Escrow Agent equal or exceed $10,000,000, upon the Company’s request, the Escrow Agent shall remit all amounts representing Subscription Funds deposited by the Company’s directors and their related interests (as indicated by the Company) to the Company. Furthermore, if, on or before the Expiration Date, (i) the Total Receipts held by the Escrow Agent (including any funds disbursed in accordance with the preceding sentence) equal or exceed $10,000,000 and (ii) the Company has certified that the net proceeds of the offering (after the deduction of all fees, commissions, and other expenses) is at least $9,500,000, and (iii) the Escrow Release Conditions have been consummated, the Escrow Agent shall

(a) No later than 10:00 A.M., Eastern Time, one day prior to Closing Date (as that term is defined herein), deliver to the Company all Subscription Agreements provided to the Escrow Agent; and

(b) On the Closing Date, no later than 5:00 o’clock P.M., Eastern Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

(8) If (i) the Escrow Release Conditions are not met by the Expiration Date, or (ii) the Offering is canceled by the Company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds thereunder, along with the subscriber’s pro rata (based on the amount of the subscriber’s subscription funds relative to all accepted subscriptions) Units of any net earnings accruing on all Subscription Funds.

(9) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in (i) overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a market rate to be set by the seller or (ii) money market mutual funds whose assets are restricted to obligations of the United States Treasury or United States Government Agencies. Earnings on these investments will be the net dividend paid by the fund.

(10) The obligations as Escrow Agent hereunder shall terminate upon the Escrow Agent’s transferring all funds held hereunder pursuant to the terms of Paragraphs (7) or (8) herein, as applicable.

(11) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

(12) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent’s own gross negligence or willful misconduct.

(13) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent’s duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620

(14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Seminole County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Seminole County, Florida all money or property in the Agent’s hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

(15) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of expenses, indemnity and fees.

(16) There is no fee for the escrow service. If the escrow account has to be refunded due to failure of the Company to complete the subscription or the bank transaction is not consummated, there is a fee of $25.00 per refund check issued. Standard bank activity charges, such as document duplication, wire transfer and account maintenance, will apply to the Escrow account. Any extraordinary expenses resulting from legal action taken against Escrow Agent will be contractually identified as the responsibility of the organizing group. All actual expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

(17) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by (i) registered or certified mail (return receipt requested), (ii) personal delivery with signed receipt, (iii) acknowledged receipt to facsimile transmission, or (iv) any chosen delivery service requiring signed receipt to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

(18) The rights created by this Escrow agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the Escrow Agent and the parties hereto.

(19) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620

(20) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

(21) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

(22) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

(23) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(24) The Company shall provide the Escrow Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

(25) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620

In Agreement and acceptance of the Independent Bankers’ Bank of Florida Escrow Agreement between Partners Financial Corporation (Company), for the purpose of organizing a financial institution to be known as Partners Bank, and the Independent Bankers’ Bank of Florida (Escrow Agent).

Company
Address:

Fax:
Phone:

By:
Authorized Signature
Title:
(Type Name and Title)

Attest:
ADDITIONAL AUTHORIZED SIGNER
By:		Name:
Additional Authorized Signature
Title:	Corporate Secretary	Title:
(Type Name and Title)

INDEPENDENT BANKERS’ BANK OF FLORIDA
		Address:	615 Crescent Executive Court
Suite 400
Lake Mary, Florida 32746-2109

Attest:		Fax:	(407) 541-1663

By:		By:
Authorized Signature

Title:		Title:	Michael Martin, Vice President

(CORPORATE SEAL)

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Post Office Box 958423 * Lake Mary, Florida 32795-8423

1-800-275-4222 * 407-541-1620